                                                                                                                                                                                                                                                                                                                                                                    Exhibit 23-1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-83171) of NIC Inc. of our report dated June 29, 2010 relating to the financial statements of the 1999 National Information Consortium Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP

June 29, 2010
Kansas City, Missouri